EXHIBIT n.2

Building 8, 7th & 8th Floor	Telephone +91(124)	4620000
Tower - B, DLF Cyber City	+91(124)	3060000
Gurgaon-122 002, Haryana	Facsimile +91(124)	4620620

Price Waterhouse

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (Post effective amendment no. 3 to 1933 Act file no. 333-133189 and Amendment no. 2 to 1940 Act file no. 811-22156) of Millennium India Acquisition Company Inc. of our report dated July 2, 2008, relating to the financial statements of SAM Global Securities Limited which appears in the Millennium India Acquisition Company Inc. 8-K dated July 2, 2008 as amended on July 3, 2008.

Price Waterhouse

Gurgaon, India
October 31, 2008

EXHIBIT n.2

Building 8, 7th & 8th Floor	Telephone +91(124)	4620000
Tower - B, DLF Cyber City	+91(124)	3060000
Gurgaon-122 002, Haryana	Facsimile +91(124)	4620620

Price Waterhouse

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 (Post effective amendment no. 3 to 1933 Act file no. 333-133189 and Amendment no. 2 to 1940 Act file no. 811-22156) of Millennium India Acquisition Company Inc. of our report dated July 2, 2008, relating to the consolidated financial atements of SMC Global Securities Limited which appears in the Millennium India Acquisition Company Inc. 8-K dated July 2, 2008 as amended on July 3, 2008.

Price Waterhouse

Gurgaon, India
October 31, 2008